UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2016 (May 26, 2016)

WEARABLE HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 W. Church Road, Suite B

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (877) 639-2929

 Medical Alarm Concepts Holding, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2016 (the “Closing Date”), Wearable Health Solutions, Inc. (the “Company”) closed the sale of one unit for $25,000 (the “Unit”), pursuant to a subscription agreement (the “Subscription Agreement”) with an accredited investor (the “Investor”) entered into on June 14, 2016 at a purchase price of $25,000 per Unit with a single accredited investor.  The Unit consisted of (i) 25,000 shares of Series D Preferred Stock, par value $0.0001 per share (the “Preferred D Shares”) which are convertible into 100 shares of Common Stock per Preferred Share (the “Conversion Rate”) and (ii) one warrant (the “Warrant”) to purchase 25,000 shares of Common Stock, $.0001 par value per share, at an exercise price of $0.01 per share. (such sale and issuance, the “Private Placement”).

The Warrant is exercisable, at any time, following the date the Warrant was issued, at a price of $0.01 per share, subject to adjustment, and expires three years from the date of issuance.

The Preferred D Shares are convertible into shares of the Company’s Common Stock in an amount equal to one hundred shares of Common Stock for each one share of Preferred D stock surrendered. The stated value of each Preferred D Share is one-ten thousandth ($0.0001) of one cent and the initial conversion price is $0.01 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The Company is prohibited from effecting a conversion of the Preferred D Shares to the extent that, as a result of such conversion, such Investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred D Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

 Pursuant to the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the “Series D Certificate of Designations”), the holders of shares of Series D Preferred Stock shall have no voting rights unless such matters directly affect the Series D Preferred Stock and in such event the holders of Series D Preferred Stock shall vote.

The offering was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing descriptions of the Warrant, the Preferred D Shares and the Subscription Agreement are not complete and are qualified in their entireties by reference to the Form of the Warrant and the Form of the Subscription Agreement, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

On June 14, 2016, the Company closed the sale of one unit for $25,000 (the “Unit”), pursuant to a subscription agreement with an accredited investor entered into on June 14, 2016 at a purchase price of $25,000 per Unit.  The details of this transaction are described in Item 1.01, which is incorporated by reference, in its entirety, into this Item 3.02.

The Unit, the Warrant and the Preferred D Shares have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2016, the Company filed an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to change its name from “Medical Alarm Concepts, Inc.” to “Wearable Health Solutions, Inc.” A copy of the Amended and Restated Articles of Incorporation are attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The name change has now been approved by FINRA and the Company’s common stock now trades under a new ticker symbol “WHSI”.

On June 2, 2016, the Company filed a Certificate of Amendment to the Series D Certificate of Designation (the “Certificate of Amendment”) increasing the amount of the Preferred D Shares authorized from 400,000 to 500,000 shares. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Articles of Incorporation, as filed with the Nevada Secretary of State on May 26, 2016.
3.2	Certificate of Amendment, as filed with the Nevada Secretary of State on June 2, 2016.
4.1	Form of Warrant
4.2	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wearable Health Solutions, Inc.

Dated: June 15, 2016	/s/ Ronnie Adams
Ronnie Adams
Chief Executive Officer

EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation, as filed with the Nevada Secretary of State on May 26, 2016.
3.2	Certificate of Amendment, as filed with the Nevada Secretary of State on June 2, 2016.
4.1	Form of Warrant
4.2	Form of Subscription Agreement

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